UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Earliest Event Reported: February 22, 2011

ImmunoCellular Therapeutics, Ltd.

(Exact name of registrant as specified in its charter)

Delaware	33-17264-NY	93-1301885
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

21900 Burbank, 3rd Floor Woodland Hills, California	91367
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 992-2907

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on February 25, 2011 (the “Prior Form 8-K”), ImmunoCellular Therapeutics, Ltd. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) on February 22, 2011 with certain investors (the “Investors”) for the private placement of the Company’s common stock, par value $0.0001 per share (“Common Stock”), and warrants to purchase Common Stock (the “Financing Transaction”), at a purchase price of $1.55 per unit, with each unit comprised of one share of Common Stock (a “Share”) and a warrant (an “Investor Warrant”) to purchase one-half share of Common Stock. In connection with the Financing Transaction, at or prior to the closing of the Financing Transaction (the “Closing”).

The closing of the Financing Transaction (the “Closing”) occurred on February 25, 2011. At the Closing, the Company issued and sold to 41 Investors an aggregate of 5,219,768 Shares and Investor Warrants to purchase up to 2,609,898 shares of Common Stock (the “Warrant Shares”) for aggregate gross proceeds as of the Closing of $8,090,644. Each Investor Warrant, exercisable for five years from the Closing, has an exercise price of $2.25 per share, subject to adjustment as provided therein. The Shares, the Investor Warrants and the Warrant Shares are sometimes referred to herein individually and collectively as the “Securities.” As a result of the Financing Transaction, the Company at the Closing issued to Summer Street Research Partners and Dawson James Securities, Inc. (collectively, the “Placement Agents”), who served as the placement agents for the Financing Transactions, warrants to purchase up to 208,790 shares of Common Stock (the “Placement Agent Warrants”) on the same terms and conditions as the Investor Warrants and paid a commission of $566,345 to the Placement Agents as well as certain of their expenses.

In connection with the Financing Transaction, the Company entered into a Registration Rights Agreement with the Investors (the “Registration Rights Agreement”), pursuant to which the Company will file a registration statement related to the Financing Transaction with the SEC covering the resale of the Shares and the Warrant Shares that were issued to the Investors.

The terms of the Purchase Agreement, Registration Rights Agreement, Investor Warrants and Placement Agent Warrants are summarized in Item 1.01 of the Prior Form 8-K, which description is incorporated herein by this reference. The summaries in this Item 1.01 and in Item 1.01 of the Prior Form 8-K of the Purchase Agreement, the Registration Rights Agreement, the Investor Warrants and the Placement Agent Warrants do not purport to be a complete description of the material terms and rights and obligations of the parties thereunder and are qualified in their entirety by reference to the Purchase Agreement, filed as Exhibit 10.1 to the Prior Form 8-K, the Registration Rights Agreement, filed as Exhibit 10.2 to the Prior Form 8-K, and the form of Investor Warrant, filed as Exhibit 4.1 to the Prior Form 8-K, and each such exhibit is incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above regarding the Financing Transaction is incorporated herein by reference.

The Securities offered and sold under the Purchase Agreement to the Investors were offered and sold in reliance upon exemptions from registration under the Securities Act in reliance on Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering. The Purchase Agreement contains representations to support the Company’s reasonable belief that the Investors had access to information concerning the Company’s operations and financial condition, the Investors did not acquire the Securities with a view to the distribution thereof in the absence of an effective registration statement or an applicable exemption from registration, and that the Investors are “accredited investors” (as defined by Rule 501 under the Securities Act). The Company relied upon the representations made by the Investors pursuant to the Purchase Agreement in determining that such exemptions were available.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 22, 2011, Dr. Robert L. Martuza resigned as a member of the Company’s Board of Directors, effective as of that date.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

4.1	Form of Warrant issued to investors and placement agents*

10.1	Purchase Agreement, dated as of February 22, 2011, by and between the Company and each investor named therein*

10.2	Registration Rights Agreement, dated as of February 22, 2011, by and among the Company and the investors named therein*

*	These exhibits were previously filed as Exhibits 4.1, 10.1 and 10.2, respectively, with the Company’s Current Report on Form 8-K that was filed with the Securities and Exchange Commission on February 25, 2011 and are incorporated herein by this reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 28, 2011	IMMUNOCELLULAR THERAPEUTICS, LTD.

	By:	/S/ MANISH SINGH
	Name:	Manish Singh, Ph.D.
	Title:	President and Chief Executive Officer